UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	May 21, 2026

THE MARCUS CORPORATION

(Exact name of registrant as
specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 East Kilbourn Avenue, Suite 1200, Milwaukee, Wisconsin 53202-4-4125
(Address of principal executive offices, including zip code)
(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	MCS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of the Security Holders.
The Company held its 2026 Annual Meeting on May 21, 2026. Set forth below is information regarding the results of the matters voted on by the Company’s shareholders at the Annual Meeting.

(i) Elect twelve directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory S. Marcus	85,787,455	407,486	2,892,083
Diane Marcus Gershowitz	85,771,064	423,877	2,892,083
Allan H. Selig	84,818,011	1,376,930	2,892,083
Timothy E. Hoeksema	81,299,302	4,895,639	2,892,083
Bruce J. Olson	85,721,407	473,534	2,892,083
Philip L. Milstein	79,564,600	6,630,234	2,892,083
Brian J. Stark	85,594,600	600,341	2,892,083
Katherine M. Gehl	75,736,437	10,458,504	2,892,083
Austin M. Ramirez	81,974,060	4,220,881	2,892,083
Thomas F. Kissinger	85,740,125	454,816	2,892,083
Paul A. Leff	86,110,119	84,822	2,892,083
David J. Marcus	85,962,380	232,561	2,892,083

(ii) Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes Cast in Favor
85,362,218	722,574	110,149	2,892,083	99.16%

(iii) Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2026:

Votes For	Votes Against	Abstentions	Percentage of Votes Cast in Favor
88,983,182	85,230	18,612	99.90%

Item 9.01.Financial Statements and Exhibits.
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibit is being furnished herewith:

Exhibit Number

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 28, 2026	By:	/s/ Chad M. Paris
Chad M. Paris
Chief Financial Officer and Treasurer